Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

American Realty Capital Trust, Inc.

We have audited the accompanying consolidated balance sheets of American Realty Capital Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity and cash flows for each of the three years in the period ended December 31, 2011. Our audits of the basic consolidated financial statements included the financial statement schedule listed in the index appearing under Item 15(a). These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 15, 2012

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2011	2010
ASSETS
Real estate investments, at cost:
Land	$325,458	$142,401
Buildings, fixtures and improvements	1,528,962	631,999
Acquired intangible lease assets	271,751	108,193
Total real estate investments, at cost	2,126,171	882,593
Less accumulated depreciation and amortization	(101,576)	(32,777)
Total real estate investments, net	2,024,595	849,816
Cash and cash equivalents	33,329	31,985
Investment securities, at fair value	17,275	—
Restricted cash	2,728	90
Investment in unconsolidated joint venture	11,201	11,945
Prepaid expenses and other assets	27,564	12,049
Deferred costs, net	13,883	8,169
Total assets	$2,130,575	$914,054
LIABILITIES AND EQUITY
Mortgage notes payable	$673,978	$372,755
Mortgage discount and premium, net	679	1,163
Long-term notes payable	—	12,790
Revolving credit facility	10,000	—
Below-market lease liabilities, net	8,150	8,454
Derivatives, at fair value	8,602	5,214
Accounts payable and accrued expenses	11,706	3,638
Deferred rent and other liabilities	6,619	3,858
Distributions payable	10,637	3,518
Total liabilities	730,371	411,390

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 240,000,000 shares authorized, 177,963,413 and 61,824,238 shares issued and outstanding at December 31, 2011 and 2010, respectively	1,780	618
Additional paid-in capital	1,548,009	529,740
Accumulated other comprehensive loss	(5,053)	(3,878)
Accumulated deficit	(166,265)	(46,464)
Total stockholders’ equity	1,378,471	480,016
Non-controlling interests	21,733	22,648
Total equity	1,400,204	502,664
Total liabilities and equity	$2,130,575	$914,054

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2011	2010	2009
Revenues:
Rental income	$124,851	$44,773	$14,964
Operating expense reimbursements	4,269	—	—
Total revenues	129,120	44,773	14,964

Operating expenses:
Acquisition and transaction related	30,005	12,471	506
Property operating	5,297	—	—
Asset management fees to affiliate	5,572	1,350	145
General and administrative	4,167	1,444	507
Depreciation and amortization	68,940	21,654	8,315
Total operating expenses	113,981	36,919	9,473
Operating income	15,139	7,854	5,491

Other income (expenses):
Interest expense	(37,373)	(18,109)	(10,352)
Equity in income of unconsolidated joint venture	96	—	—
Other income, net	766	765	51
Unrealized loss on derivative instruments	(2,539)	(305)	495
Gain (loss) on disposition of property	(44)	143	—
Total other expenses	(39,094)	(17,506)	(9,806)
Net loss	(23,955)	(9,652)	(4,315)
Net (income) loss attributable to non-controlling interests	(1,121)	(181)	49
Net loss attributable to stockholders	$(25,076)	$(9,833)	$(4,266)
Basic and diluted net loss attributable to stockholders per share	$(0.20)	$(0.31)	$(0.74)

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the Years Ended December 31, 2011, 2010, and 2009

(Dollar amounts in thousands)

	Common Stock			Accumulated Other			Non-
	Number of Shares	Par Value	Additional Paid-In Capital	Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity	controlling Interests	Total Equity
Balance, January 01, 2009	1,276,814	$13	$9,220	$(2,676)	$(4,798)	$1,759	$—	$1,759
Issuance of common stock	13,259,941	133	131,478	—	—	131,611	—	131,611
Offering costs, commissions and dealer manager fees	—	—	(19,478)	—	—	(19,478)	—	(19,478)
Common stock issued through distribution reinvestment plan	135,482	1	1,286	—	—	1,287	—	1,287
Distributions declared	—	—	—	—	(4,605)	(4,605)	—	(4,605)
Contributions from non-controlling interests	—	—	—	—	—	—	3,458	3,458
Distributions to non-controlling interest holders	—	—	—	—	—	—	(100)	(100)
Designated derivatives, fair value adjustment	—	—	—	939	—	939	—	939
Net loss	—	—	—	—	(4,266)	(4,266)	(49)	(4,315)
Total comprehensive income (loss)	—	—	—	—	—	(3,327)	(49)	(3,376)
Balance, December 31, 2009	14,672,237	147	122,506	(1,737)	(13,669)	107,247	3,309	110,556
Issuance of common stock	45,724,124	457	452,158	—	—	452,615	—	452,615
Offering costs, commissions and dealer manager fees	—	—	(51,699)	—	—	(51,699)	—	(51,699)
Common stock issued through distribution reinvestment plan	980,906	10	9,309	—	—	9,319	—	9,319
Distributions declared	—	—	—	—	(22,962)	(22,962)	—	(22,962)
Common stock redemptions	(262,029)	(3)	(2,958)	—	—	(2,961)	—	(2,961)
Share based compensation	709,000	7	(7)	—	—	—	—	—
Amortization of restricted stock	—	—	431	—	—	431	—	431
Contributions from non-controlling interests	—	—	—	—	—	—	21,003	21,003
Gain on sale of assets to non-controlling interest holders	—	—	—	—	—	—	(778)	(778)
Distributions to non-controlling interest holders	—	—	—	—	—	—	(1,067)	(1,067)
Designated derivatives, fair value adjustment	—	—	—	(2,141)	—	(2,141)	—	(2,141)
Net income (loss)	—	—	—	—	(9,833)	(9,833)	181	(9,652)
Total comprehensive income (loss)	—	—	—	—	—	(11,974)	181	(11,793)
Balance, December 31, 2010	61,824,238	618	529,740	(3,878)	(46,464)	480,016	22,648	502,664
Issuance of common stock	112,795,422	1,128	1,112,561	—	—	1,113,689	—	1,113,689
Offering costs, commissions and dealer manager fees	—	—	(124,297)	—	—	(124,297)	—	(124,297)
Common stock issued through distribution reinvestment plan	4,112,949	41	39,032	—	—	39,073	—	39,073
Distributions declared	—	—	—	—	(94,725)	(94,725)	—	(94,725)
Common stock redemptions	(821,846)	(8)	(10,503)	—	—	(10,511)	—	(10,511)
Share based compensation	52,650	1	(1)	—	—	—	—	—
Amortization of restricted stock	—	—	1,477	—	—	1,477	—	1,477
Distributions to non-controlling interest holders	—	—	—	—	—	—	(2,036)	(2,036)
Designated derivatives, fair value adjustment	—	—	—	(825)	—	(825)	—	(825)
Unrealized gain (loss) on investment securities, net	—	—	—	(350)	—	(350)	—	(350)
Net income (loss)	—	—	—	—	(25,076)	(25,076)	1,121	(23,955)
Total comprehensive income (loss)	—	—	—	—	—	(26,251)	1,121	(25,130)
Balance, December 31, 2011	177,963,413	$1,780	$1,548,009	$(5,053)	$(166,265)	$1,378,471	$21,733	$1,400,204

The accompanying notes are an integral part of this financial statement.

AMERICAN REALTY CAPITAL TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net loss	$(23,955)	$(9,652)	$(4,315)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	54,764	17,280	6,661
Amortization of intangibles	14,176	4,374	1,654
Amortization of deferred financing costs	4,481	1,158	562
Amortization of mortgage discounts and premiums, net	(153)	—	—
Amortization of restricted stock grants	1,477	431	—
Accretion of below-market lease liability	(304)	(311)	(315)
(Gain) loss on disposition of property	44	(143)	—
Unrealized loss on derivative instruments	2,539	305	(495)
Other	—	(778)	—
Equity in income of unconsolidated joint venture	(96)	—	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(11,831)	(7,616)	(4,236)
Accounts payable and accrued expenses	5,622	2,102	(181)
Due to affiliated entity	—	—	(2,223)
Deferred rent and other liabilities	2,761	2,714	362
Net cash provided by (used in) operating activities	49,525	9,864	(2,526)

Cash flows from investing activities:
Investment in real estate and other assets	(1,186,775)	(543,893)	(173,786)
Purchase of investment securities	(17,625)	—	—
Investment in joint venture with affiliate	—	(12,000)	—
Distributions from unconsolidated joint venture	840	—	—
Capital expenditures	(386)	—	—
Proceeds from disposition of real estate and other assets	581	757	—
Net cash used in investing activities	(1,203,365)	(555,136)	(173,786)

Cash flows from financing activities:
Proceeds from mortgage notes payable	287,602	217,827	72,084
Payments on mortgage notes payable	(43,808)	(28,883)	(1,016)
Proceeds from revolving credit facilities	10,000	13,448	—
Payments on revolving credit facilities	—	(13,448)	—
Proceeds from related party facility bridge and revolver	—	—	12,268
Payments on related party facility bridge and revolver	—	—	(27,245)
Proceeds from short-term bridge funds	—	—	15,878
Payments on short-term bridge funds	—	(15,878)	(11,954)
Payments on convertible redeemable preferred	—	—	(3,995)
Proceeds from long-term notes payable	—	—	11,911
Payments on long-term notes payable	(12,790)	(210)	—
Contributions from non-controlling interest holders	—	21,003	3,458
Distributions to non-controlling interest holders	(2,036)	(1,067)	(100)
Proceeds from issuance of common stock, net	992,297	400,916	112,102
Payments of financing costs	(16,845)	(6,827)	(1,073)
Distributions paid	(48,533)	(11,626)	(1,888)
Redemptions paid	(8,065)	(2,961)	—
Restricted cash	(2,638)	(47)	5
Net cash provided by financing activities	1,155,184	572,247	180,435
Net increase in cash and cash equivalents	1,344	26,975	4,123
Cash and cash equivalents, beginning of year	31,985	5,010	887
Cash and cash equivalents, end of year	$33,329	$31,985	$5,010

	Year Ended December 31,
	2011	2010	2009
Supplemental Disclosures:
Cash paid for interest	$32,237	$16,285	$10,153
Cash paid for income taxes	144	388	—
Non-Cash Investing and Financing Activities:
Common stock issued through distribution reinvestment plan	39,073	9,319	1,287
Mortgages assumed in real estate acquisitions	57,098	24,068	—

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Note 1 — Organization

American Realty Capital Trust, Inc. (the “Company”), incorporated on August 17, 2007, is a Maryland corporation that qualifies as a real estate investment trust (“REIT”) for federal income tax purposes. On January 25, 2008, the Company commenced an initial public offering (“IPO”) on a “best efforts” basis of up to 150.0 million shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covered up to 25.0 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share, or 95% of the estimated value of a share of common stock.

On August 5, 2010, the Company filed a registration statement on Form S-11 to register 32.5 million shares of common stock in connection with a follow-on offering. The IPO was originally set to expire on January 25, 2011, three years after its effective date. However, as permitted by Rule 415 of the Securities Act, the Company was permitted to continue its IPO until July 25, 2011. On July 18, 2011, the Company’s IPO closed. All shares registered under the IPO and 22.2 million shares available under the DRIP were allocated to the IPO and sold. On July 11, 2011, the Company withdrew the registration for the additional 32.5 million shares in connection with the follow-on offering. In addition, on July 15, 2011, the Company filed a registration statement on Form S-3 to register an additional 24.0 million shares of common stock to be used for the DRIP.

The Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to internalize the management services currently provided by American Realty Capital Advisors, LLC, which serves as the Company’s advisor (the “Advisor”), and American Realty Capital Properties, LLC, which, serves as the Company’s property manager (the “Property Manager”). The Company intends to become a self-administered REIT and will be managed full-time by William M. Kahane, one of the key executives who built the Company and assembled its property portfolio, and his management team (the “Internalization”). As part of our Internalization, the Company has applied to list its common stock on The NASDAQ Global Select Market under the symbol “ARCT” (the “Listing”). The Company anticipates that its common stock will be listed on NASDAQ on or about March 1, 2012. Furthermore, the Company intends to offer up to 6.6 million shares of its common stock in an underwritten public offering pursuant to a registration statement on Form S-11filed on February 15, 2012 with the SEC (the “Offering”). Upon consummation of the Listing, the Company expects to complete the Internalization and terminate its existing Advisory Agreement, which termination will be subject to a 60-day notice period (subject to three one-month extensions). Prior to Listing, the Company also intends to offer to purchase an amount in value of its shares of common stock between $200 million and $250 million from its stockholders, pursuant to a cash tender offer on Schedule TO to be filed with the SEC (the “Tender Offer”). The Tender Offer is subject to a number of customary conditions, including a financing condition.

As of December 31, 2011, the Company had 178.0 million shares of common stock outstanding including stock issued under the DRIP and restricted share plan. Total gross proceeds from these issuances were $1.8 billion, including shares issued pursuant to the DRIP.  As of December 31, 2011, the aggregate value of all share issuances and subscriptions outstanding was $1.8 billion based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP). As of December 31, 2011, on a cumulative basis, 1.4 million shares of common stock had been redeemed under the stock repurchase program at a value of $13.5 million. Of that amount, 0.3 million shares with a redemption value of $2.8 million were accrued for redemption at December 31, 2011, and subsequently paid to stockholders in January 2012.

The Company has used the proceeds from its IPO to acquire and manage a diverse portfolio of real estate properties consisting primarily of freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants throughout the United States and Puerto Rico. The Company typically funds acquisitions with a combination of equity and debt and in certain cases may use only equity capital or fund a portion of the purchase price through investments from unaffiliated third parties. The Company expects to arrange long-term financing on both a secured and unsecured fixed rate basis. The Company intends to continue to grow existing relationships and develop new relationships throughout the various markets the Company serves, which is expected to lead to further acquisition opportunities.

As of December 31, 2011, the Company owned 482 properties with 15.5 million square feet, 100% leased with a weighted average remaining lease term of 13.5 years. In constructing the portfolio, the Company has been committed to diversification (industry, tenant and geography).

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Substantially all of the Company’s business is conducted through American Realty Capital Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.99% partnership interest in the OP. American Realty Capital Advisors, LLC, (the “Advisor”) is the sole limited partner and owner of 0.01% (non-controlling interest) of the partnership interests of the OP. The limited partner interests have the right to convert OP units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement.

Note 2 —Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Investment in Unconsolidated Joint Venture

The Company is a non-controlling member of a limited liability company that owns five condominium units, 100% leased and located in New York City. American Realty Capital New York Recovery REIT, Inc., an affiliate, is the controlling member. This investment is reflected as investment in unconsolidated joint venture in the accompanying consolidated financial statements.

The Company’s investment in this joint venture was $12.0 million, paid in December 2010. The cost basis of this investment is reduced by monthly distributions. The Company’s share of income and losses from the condominium units, which excludes depreciation and amortization pursuant to the limited liability company agreement, is recorded to investment in unconsolidated joint venture on the accompanying consolidated balance sheets and equity income of unconsolidated joint venture in the consolidated statement of operations. The Company was paid a 1% fee in connection with its investment and earns a preferred 7.0% return on its outstanding investment balance. See Note 11 — Related Party Transactions and Arrangements for additional information on this joint venture.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

The Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.

Impairment of Long Lived Assets

Operations related to properties that have been sold or properties that are intended to be sold are presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold are designated as “held for sale” on the balance sheet.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third-parties or on the Company’s analysis of comparable properties in its portfolio. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, five to 15 years for building, equipment, fixtures and improvements, and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from nine to 18 months. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationships is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from 2 to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

and other market data. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that the Company will finalize once the Company receives additional information. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on the Company’s financial position or results of operations.

Intangible assets and acquired lease obligations consist of the following (amounts in thousands):

	December 31,
	2011	2010
Intangible assets:
In-place leases, gross	$271,751	$108,193
Accumulated amortization on in-place leases	20,677	6,513
In-place leases, net of accumulated amortization	$251,074	$101,680
Intangible liabilities:
Below-market leases, gross	$9,087	$9,087
Accumulated amortization on below market leases	937	633
Below-market leases, net of accumulated amortization	$8,150	$8,454

The following table provides the weighted-average amortization and accretion periods as of December 31, 2011 for intangible assets and liabilities and the projected amortization expense for the next five years (amounts in thousands):

	Weighted- Average Amortization Period in Years	2012	2013	2014	2015	2016
In-place leases:
Total to be included in depreciation and amortization expense	13.3	21,658	21,658	21,603	21,323	20,897
Below-market lease liabilities:
Total to be included in rental revenue	26.8	304	304	304	304	304

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less.

The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit. At December 31, 2011 and 2010 the Company had deposits of $33.3 million and $32.0 million, respectively of which $32.1 million and $31.0 million, respectively were in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.

Restricted Cash

Restricted cash consists of maintenance, structural, and debt service reserves.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing, which result in such financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan (the “DRIP”), in which eligible stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the IPO. The Board of Directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying consolidated balance sheet in the period the distribution is declared. As of December 31, 2011, 5.2 million shares with a value of $49.8 million have been issued through the DRIP.

Share Repurchase Program

The Company’s Board of Directors has adopted a Share Repurchase Program (“SRP”) that enables its stockholders to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.

The purchase price per share will depend on the length of time the investor has held such shares as follows: after one year from the purchase date - 96.25% of the amount the investor actually paid for each share; and after two years from the purchase date - 97.75% of the amount the investor actually paid for each share; and after three years from the purchase date - 100% of the amount the investor actually paid for each share; (in each case, as adjusted for any stock distributions, combinations, splits, recapitalizations and the like with respect to the Company’s common stock). At any time the Company was engaged in an offering of shares, the per share price for shares purchased under the repurchase plan was equal to or lower than the applicable per share offering price. Presently, the per share purchase price is based on the greater of $10.00 or the then-current net asset value of the shares as determined by the Company’s Board of Directors (as adjusted for any stock distributions, combinations, splits, recapitalizations and the like with respect to the Company’s common stock). The Company’s Board of Directors will announce any purchase price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company’s Board of Directors shall use the following criteria for determining the net asset value of the shares: value of its assets (estimated market value) less the estimated market value of the Company’s liabilities, divided by the number of shares. The Board, with advice from the Advisor, (i) will make internal valuations of the market value of the Company’s assets based upon the current capitalization rates of similar properties in the market, recent transactions for similar properties acquired by the Company and any extensions, cancellations, modifications or other material events affecting the leases, changes in rents or other circumstances related to such properties, (ii) review internal appraisals prepared by the Advisor following standard commercial real estate appraisal practice and (iii) every three years or earlier, in rotation will have all of the properties appraised by an external appraiser. Upon the death or disability of a stockholder, and upon request, the Company will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $10.00 or the then-current net asset value of the shares as determined by the Company’s Board of Directors (as adjusted for any stock distributions, combinations, splits, recapitalizations and the like with respect to its common stock). In addition, the Company may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Purchases under the SRP, subject to the terms of the SRP, may be funded from the proceeds from the sale of shares under the DRIP, from proceeds of the sale of shares in a public offering, and with other available allocated operating funds. However, purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year. In addition the redemption of shares is limited by cash available among other factors. The Board of Directors may reject a request for redemption at any time.

When a stockholder requests redemption and the redemption is approved by the Company, it will reclassify such obligation from equity to a liability based on the settlement value of the obligation.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The following table summarizes the SRP activity as of December 31, 2011 (dollars in thousands except for cost per share):

	Redemption Requests and Shares Redeemed
Year Ended December 31,	Shares	Value	Average Cost per share
2009	3,000	$29	$9.65
2010	299,528	2,933	9.79
2011	1,070,950	10,511	9.81
Cumulative redemptions as of December 31, 2011(1)	1,373,478	13,473	$9.81
Value of shares issued through DRIP		49,828
Excess		$36,355

(1)             Cumulative share redemptions include 0.3 million shares with a value of $2.8 million which have been approved for redemption as of December 31, 2011, and were paid to stockholders in January 2012.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Company’s revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. The Company defers the revenue related to lease payments received from tenants in advance of their due dates.

The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations.

Organization, Offering, and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may have been paid by the Advisor, the Company’s affiliated dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”) or their affiliates on behalf of the Company. Such organization and offering costs represent all expenses to be paid by the Company in connection with the Offering, including but not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials and related Offering activities. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company was obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor was obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions, the dealer manager fee and bona fide due diligence cost reimbursements) incurred by the Company in the Offering exceed 1.5% of gross offering proceeds. See Note 11 — Related Party Transactions and Arrangements for more information on amounts reimbursed to the Advisor and Dealer Manager.

Share-Based Compensation

The Company has a stock-based incentive award plan for its directors and an employee and director restricted share plan, which are accounted for under the guidance for share based payments. The guidance on share based compensation also requires the tax benefits associated with these share-based payments to be classified as financing activities in the consolidated statements of cash flows. See Note 13 — Share-Based Compensation for additional information on these plans.

Income Taxes

The Company made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ending December 31, 2008. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Per Share Data

Income (loss) per basic share of common stock is calculated by dividing net income (loss) less dividends on unvested restricted stock by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted income (loss) per share of common stock considers the effect of potentially dilutive shares of common stock outstanding during the period.

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of its total consolidated revenues. Although the Company’s investments in real estate will be geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Company’s properties have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) amended the guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the derecognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. This standard was effective January 1, 2010. Adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In June 2009, the FASB issued new guidance which revised the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. This standard was effective January 1, 2010. Adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In January 2010, the FASB issued guidance which clarifies that the stock portion of a distribution to stockholders that allow them to receive cash or stock with a potential limitation on the total amount of cash that all stockholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock distribution. This standard was effective January 1, 2010. Adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In January 2010, the FASB amended guidance to require a number of additional disclosures regarding fair value measurements. Specifically, the guidance revises two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. Also, it requires the presentation of purchases, sales, issuances and settlements within Level 3 on a gross basis rather than on a net basis. The amendments clarify that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. The adoption of the guidance related to Levels 1 and 2 were effective January 1, 2010 and did not have a material impact on the Company’s financial position or results of operations. The adoption of the guidance related to Level 3 was effective January 1, 2011 and did not have a material impact on the Company’s financial position or results of operations.

In February 2010, the FASB updated the guidance to no longer require companies that file with the United States Securities and Exchange Commission to indicate the date through which they have analyzed subsequent events. This updated guidance became effective immediately upon issuance; therefore the Company adopted it as of the first quarter of 2010.

In March 2010, the FASB issued a clarification of previous guidance that exempts certain credit related features from analysis as potential embedded derivatives subject to bifurcation and separate fair value accounting. This guidance specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation and separate fair value accounting is required. The adoption of this guidance on July 1, 2010 had no material effect on the Company’s financial position or results of

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

operations.

In December 2010, the FASB updated its guidance related to goodwill which affected all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The guidance modifies Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This guidance became effective on January 1, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In December 2010, the FASB updated the guidance related to business combinations to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendment specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendment affects any public entity, as defined, that enters into business combinations that are material on an individual or aggregate basis. This guidance was effective for acquisitions occurring on or after January 1, 2011. The adoption of this guidance did not have a material impact upon the Company’s financial position or results of operations, as the guidance relates only to disclosure requirements.

In May 2011, the FASB issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company’s own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the statement of comprehensive income — or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments our of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations but will change the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance which modifies the requirements for testing for goodwill impairment, and gives entities the option to perform a qualitative assessment of goodwill before calculating the fair value of a reporting unit. If the entities determine based on the qualitative assessment that the fair value of a reporting unit is more likely than not less than the carrying value then further impairment tests would be required. Otherwise, further testing would not be needed. The guidance is effective for annual impairment tests for fiscal periods beginning after December 15, 2011.  The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2011, the FASB issued guidance which contains new disclosure requirements regarding the nature of and entity’s rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to make financial statements prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards and will give the financial statement users information about both gross and net exposures. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013.  The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired and liabilities assumed during the periods presented (amounts in thousands):

	Year Ended December 31, 2011	Year Ended December 31, 2010
Real estate investments, at cost:
Land	$183,150	$104,742
Buildings, fixtures and improvements	897,105	370,744
Total tangible assets	1,080,255	475,486
Acquired intangibles:
In-place leases	163,618	69,570
Mortgage assumed	(57,429)	(22,900)
Mortgage discount (premium), net	331	(1,168)
Total assets acquired, net	$1,186,775	$520,988
Number of properties purchased	224	134

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of December 31, 2011, all of the properties the Company owned were 100% leased. The Company acquired and disposed of the following properties during 2011 (dollar amounts in thousands other than annualized average rental income per square foot):

Property	Acquisition/ Disposal Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income/NOI(4)

Portfolio as of Dec. 31, 2010		259	5,310,215	Various	15.2	$867,215	8.43%	$73,068

Acquisitions for the year ended Dec. 31, 2011:
Lowes (5)	Jan. 2011	1	141,393	100%	15.1	10,018	6.74%	675
Citizens	Jan. 2011	2	14,307	100%	7.6	3,811	9.11%	347
QuikTrip	Jan. 2011	1	4,555	100%	12.7	3,330	8.74%	291
Dillons	Jan. 2011	1	56,451	100%	8.3	5,075	7.80%	396
Wawa	Jan. 2011	2	12,433	100%	15.9	17,209	7.00%	1,205
Walgreens VIII	Jan. 2011	9	122,963	100%	23.6	54,569	6.86%	3,742
DaVita Dialysis II	Feb. 2011	4	23,154	100%	10.9	8,013	8.90%	713
CVS III	Feb. 2011	1	13,338	100%	25.6	5,199	7.25%	377
Citigroup, Inc.	Feb. 2011	1	64,036	100%	14.3	27,275	7.00%	1,910
Coats & Clark	Feb. 2011	1	401,512	100%	9.5	9,523	9.84%	937
Walgreens IX	Feb. 2011	1	13,569	100%	22.4	5,460	7.34%	401
Express Scripts	Mar. 2011	2	416,141	100%	7.9	51,281	9.02%	4,623
DaVita Dialysis III	Mar. 2011	1	18,185	100%	11.9	6,565	7.72%	507
Dollar General V	Mar. 2011	6	55,363	100%	14.6	5,195	8.84%	459
Wal-Mart	Mar. 2011	1	183,442	100%	7.8	12,633	7.15%	903
Kohl’s	Mar. 2011	1	88,408	100%	14.6	10,182	7.15%	728
Texas Instruments	Mar. 2011	1	125,000	100%	9.4	32,000	7.88%	2,522
Sam’s Club (5)	Mar. 2011	1	141,583	100%	14.2	12,821	6.64%	851
CVS IV	Mar. 2011	1	13,225	100%	23.6	5,330	7.95%	424
Walgreens X	Mar. 2011	2	27,760	100%	19.1	9,000	7.46%	671
CVS V	Mar. 2011	1	12,900	100%	22.6	5,759	7.29%	420
Provident Bank	Mar. 2011	1	2,950	100%	22.6	2,589	9.15%	237
Dillons II	Mar. 2011	1	63,858	100%	10.3	6,420	7.49%	481
FedEx X	Mar. & May 2011	2	204,157	100%	14.1	32,200	7.98%	2,570
3M	Mar. 2011	1	650,760	100%	9.8	44,800	7.35%	3,294
Bojangles	Mar. 2011	13	47,865	100%	11.9	24,789	8.85%	2,193
Tractor Supply II	Mar. 2011	2	38,194	100%	14.8	5,103	9.07%	463
Dollar General VI	Apr. 2011	2	18,428	100%	14.9	1,856	9.00%	167
Dollar General VII	Apr. 2011	2	18,340	100%	14.8	2,093	8.98%	188
O’Reilly Auto II	Apr. 2011	1	8,154	100%	11.6	1,894	8.92%	169
Walgreens XI	Apr. 2011	1	14,550	100%	24.0	4,993	7.35%	367
DaVita Dialysis IV	Apr. 2011	1	6,020	100%	8.4	2,061	8.88%	183
Whirlpool	Apr. 2011	1	750,000	100%	9.8	19,837	8.10%	1,606
Wrangler	Apr. 2011	1	316,800	100%	9.5	17,286	8.20%	1,417
Walgreens XII	Apr. 2011	1	13,605	100%	22.6	4,380	8.20%	359
7-Eleven	May 2011	1	3,074	100%	9.4	2,950	8.24%	243
BSFS III	May 2011	1	7,864	100%	14.5	2,661	8.53%	227
Kohls II	May 2011	1	64,250	100%	19.6	6,398	7.50%	480
National Tire & Battery	May 2011	3	33,920	100%	14.3	5,921	8.16%	483
CVS VI	May 2011	1	13,224	100%	23.7	9,110	7.21%	657
BSFS IV	May 2011	3	22,904	100%	13.4	8,539	8.60%	734

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Property	Acquisition/ Disposal Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income/NOI(4)
FedEx XI	May 2011	1	125,502	100%	10.7	39,000	7.94%	3,095
Pep Boys	May 2011	3	60,140	100%	12.1	12,951	8.68%	1,124
Royal Ahold - Tops Market	May 2011	1	57,833	100%	11.7	10,956	7.61%	834
7-Eleven II	May 2011	1	2,940	100%	9.5	2,105	7.55%	159
General Electric	May 2011	1	484,348	100%	7.8	23,688	7.62%	1,806
Wal-Mart II	May 2011	1	151,925	100%	7.6	12,415	8.01%	995
GSA - USPS	May 2011	1	39,297	100%	13.8	7,260	6.79%	493
Walgreens XIII	May 2011	2	27,195	100%	17.1	9,819	7.25%	712
Walgreens XIV	Jun. 2011	1	14,820	100%	21.9	3,986	7.15%	285
Mrs. Bairds	Jun. 2011	2	30,120	100%	8.2	3,169	8.36%	265
Walgreens XV	Jun. 2011	1	14,480	100%	21.9	4,912	7.13%	350
O’Reilly’s III	Jun. 2011	1	8,160	100%	11.8	2,000	8.70%	174
FedEx XII	Jun. 2011	1	182,326	100%	11.8	35,000	7.79%	2,726
Walgreens XVI	Jun. 2011	6	52,400	100%	22.7	51,160	6.63%	3,392
GSA - VA Clinic (6)	Jun. 2011	1	10,768	100%	9.6	3,190	8.31%	265
BSFS V	Jun. 2011	1	159,797	100%	10.8	9,040	8.53%	771
Tractor Supply IV	Jun. 2011	1	19,097	100%	11.9	1,750	13.94%	244
O’Reilly’s IV	Jun. 2011	2	16,000	100%	11.7	3,724	8.75%	326
Trader Joe’s	Jun. 2011	1	31,920	100%	10.5	5,550	12.16%	675
Dollar General VIII	Jul. & Aug. 2011	3	27,152	100%	14.8	2,850	8.74%	249
Dollar General IX	Jul. 2011	1	9,348	100%	14.8	885	9.04%	80
GSA I (6)	Jul. 2011	1	10,784	100%	7.4	6,025	8.28%	499
Lockheed Martin	Jul. 2011	1	102,466	100%	8.3	13,048	8.05%	1,050
FedEx XIII	Jul. 2011	4	274,602	100%	8.3	27,615	7.96%	2,199
GSA II (6)	Aug. 2011	1	10,803	100%	9.0	4,546	7.81%	355
Dollar General X	Aug. & Sep. 2011	6	55,200	100%	14.8	5,418	8.84%	479
PetSmart	Aug. 2011	1	1,000,375	100%	10.8	48,648	7.55%	3,672
GSA III (6)	Aug. 2011	1	11,190	100%	14.8	4,355	7.94%	346
Verizon	Aug. 2011	1	40,000	100%	10.2	12,600	8.27%	1,042
CVS VI	Aug. 2011	1	11,945	100%	17.4	2,805	7.45%	209
Renal Advantage	Aug. 2011	9	74,457	100%	11.8	19,010	9.65%	1,834
GSA IV (6)	Aug. 2011	1	23,485	100%	9.6	7,424	8.45%	627
Lowes II	Aug. 2011	1	135,197	100%	9.4	15,000	7.33%	1,099
GSA V (6)	Aug. 2011	1	64,455	100%	7.3	7,250	8.08%	586
CVS VII	Sep. 2011	1	10,885	100%	10.4	2,820	8.19%	231
Sealy	Sep. 2011	1	257,000	100%	12.2	17,944	8.95%	1,606
GSA VI (6)	Sep. 2011	1	34,285	100%	14.8	8,590	8.07%	693
GSA VII (6)	Sep. 2011	1	25,508	100%	14.8	6,642	8.60%	571
GSA VIII (6)	Oct. 2011	1	29,150	100%	9.3	4,775	8.06%	385
GSA IX (6)	Oct. 2011	1	17,626	100%	9.8	6,750	8.22%	555
GSA X (6)	Oct. 2011	1	43,596	100%	11.8	13,000	7.75%	1,007
Reliant Rehab	Oct. 2011	1	65,141	100%	18.8	32,300	10.28%	3,322
ConAgra	Oct. 2011	1	65,000	100%	13.6	20,000	8.24%	1,648
GSA XI (6)	Oct. 2011	1	30,762	100%	14.5	9,000	7.99%	719
Dollar General XI	Oct. 2011	2	18,225	100%	14.7	1,926	8.31%	160
Dollar General XII	Oct., Nov. & Dec. 2011	42	387,104	100%	14.4	43,004	8.23%	3,539
Whirlpool II	Nov. 2011	1	700,350	100%	9.8	23,148	7.50%	1,736
Dollar General XIII	Nov. 2011	1	9,234	100%	14.7	932	8.80%	82
Fed Ex XIV	Nov. 2011	1	81,612	100%	10.3	4,592	9.49%	436

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Property	Acquisition/ Disposal Date	No. of Buildings	Square Feet	Ownership Percentage	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income/NOI(4)
Fed Ex XV	Nov. 2011	1	252,505	100%	15	56,000	7.49%	4,194
Fed Ex XVI	Nov. 2011	1	194,262	100%	10	20,000	7.60%	1,520
AutoZone II	Nov. 2011	1	6,816	100%	14.4	1,325	7.62%	101
Aaron’s	Dec. 2011	18	214,739	100%	10.8	25,806	7.41%	2,184
GSA XII (6)	Dec. 2011	1	67,217	100%	7.3	9,520	8.81%	839
Danfoss	Dec. 2011	1	99,823	100%	9.8	7,487	8.78%	657
DaVita Dialysis V	Dec. 2011	1	6,502	100%	10.9	3,360	9.14%	307

Disposition for the year ended Dec. 31, 2011:
PNC	January 2011	(1)	(1,992)	100%	(7.9)	(680)	6.91%	(47)
Total		482	15,514,727		13.5	$2,110,738	8.16%	$172,150
Annualized average rental income per square foot			$11.10
Other investments (7)						29,625
Total investment portfolio						$2,140,363

(1)

Remaining lease term as of December 31, 2011, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis. Total remaining lease term is an average of the remaining lease term of the total portfolio.

(2)

Contract purchase price excluding acquisition and transaction-related costs. Acquisition and transaction-related costs include legal costs, acquisition fees paid to the Advisor and closing costs on the property.

(3)

Annualized rental income on a straight-line basis or annualized net operating income (“NOI”) as applicable, divided by base purchase price. Total capitalization rate is an average of the capitalization rate of the total portfolio.

(4)

Annualized rental income/NOI for net leases is projected 2012 rental income on a straight-line basis for properties held as of December 31, 2011, which includes the effect of tenant concessions such as free rent, as applicable. For modified gross leased properties amount is rental income on a straight-line basis as of December 31, 2011, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(5)

Property is a parcel of land with a ground lease which contains a building that will be conveyed to the Company at the end of the ground lease. Square footage and number of buildings refers to the building that is constructed on the parcel of land.

(6)

Lease on the property is a modified gross lease. As such, annualized rental income/NOI for this property is rental income on a straight-line basis as of December 31, 2011, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(7)	Includes a $12.0 million investment in a joint venture and a $17.6 million investment in the common stock of certain publicly traded real estate investment trusts.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Future Lease Payments

The following table presents future minimum base rental cash payments due to the Company subsequent to December 31, 2011. These amounts exclude contingent rentals that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Year	Future Minimum Base Rent Payments
2012	$167,731
2013	169,049
2014	171,379
2015	172,379
2016	172,385
Thereafter	1,485,625
Total	$2,338,548

Tenant Concentration

The following table lists tenants whose annualized rental income on a straight-line basis or NOI represented greater than 10% of consolidated annualized rental income as of December 31, 2011, 2010, and 2009:

	Year Ended December 31,
	2011	2010	2009
FedEx	17%	17%	14%
Walgreens	10%	10%	*
CVS	*	13%	11%
PNC	*	*	25%
First Niagara	*	*	21%
Rockland Trust	*	*	17%
Rite Aid	*	*	10%

*	Tenant’s annualized rental income on a straight-line basis or NOI was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues.  No other tenant represented more than 10% of the annualized rental income for the periods presented.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Geographic Concentration

The following table lists the states where we have concentrations of properties whose annualized rental income on a straight-line basis or NOI represented greater than 10% of consolidated annualized rental income as of December 31, 2011, 2010, and 2009:

	Year Ended December 31,
	2011	2010	2009
New York	12%	*	*
California	*	11%	*
Pennsylvania	*	*	21%
Texas	*	*	14%

*

Annualized rental income on a straight-line basis or NOI from properties located in this state was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.

No other state had properties that in total represented more than 10% of the annualized rental income for the periods presented.

Note 4 — Investment Securities

At December 31, 2011, the Company had investments in common stock with a fair value of $17.3 million. These investments are accounted for as available-for-sale investments and therefore increases or decreases in the fair value of these investments are recorded in other comprehensive income as a component of equity on the balance sheet unless the securities are considered to be permanently impaired at which time the losses would be reclassified to expense.

The following table details the unrealized gains and losses on investment securities as of December 31, 2011 (in thousands):

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Common stock	$17,625	$246	$(596)	$17,275

All unrealized losses had a holding period of less than four months. No available for sale investments were held at December 31, 2010.

Note 5 — Revolving Credit Facilities

In August 2011, the Company obtained a revolving credit facility with RBS Citizens, N.A. and a syndicate of financial institutions (“RBS Facility”) for an aggregate maximum principal amount of $115.0 million. The facility has an accordion feature that allows it to be increased up to a maximum of $230.0 million under certain conditions and the Company intends to increase the facility to this maximum. The proceeds of loans made under the credit agreement may be used to finance the acquisition of net leased, investment or non-investment grade occupied properties or general corporate purposes. Up to $15.0 million of the facility is available for letter of credits. The initial term of the credit agreement is 36 months.

Any loan made under the RBS Facility shall bear floating interest at per annum rates equal to the one month London Interbank Offered Rate (“LIBOR”) plus 2.05% to 2.85% depending on the Company’s loan to value ratio as specified in the agreement. In the event of a default, RBS has the right to terminate its obligations under the credit agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The revolving credit facility requires a fee of 0.15% on the unused balance if amounts outstanding under the facility are 50% or more of the total facility amount and 0.25% on the unused balance if amounts outstanding under the facility are 50% or less of the total facility amount.  As of December 31, 2011, there was $10.0 million outstanding on this facility. In addition, the Company had a letter of credit in the amount of $0.4 million under this facility at December 31, 2011.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

At December 31, 2011 and 2010, the Company had available a $10.0 million revolving unsecured line of credit bridge facility with an affiliated entity. There were no amounts outstanding under this facility at December 31, 2011 or December 31, 2010. There are no unused borrowing fees associated with this facility.

The RBS Facility requires the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth.  As of December 31, 2011, the Company was in compliance with the debt covenants under the RBS Facility agreement.

In July 2010, the Company obtained a secured revolving credit facility with Capital One, N.A. (“Capital One”) for an aggregate maximum principal amount of $30.0 million. The proceeds of loans made under the credit agreement could be used to finance the acquisition of net leased, investment or non-investment grade occupied properties. The initial term of the credit agreement was 30 months. The agreement was terminated in August 2011 when the Company obtained the RBS Facility.

In August 2010, the Company obtained a secured revolving credit facility with U.S. Bank, N.A. (“U.S. Bank”) for an aggregate maximum principal amount of $20.0 million, which subsequently increased to $30.0 million.  The initial term of the credit agreement was 24 months. The credit agreement was unused and was terminated in August 2011 when the Company obtained the RBS Facility.

There were no amounts outstanding on the Capital One or U.S. Bank lines of credit as of December 31, 2010.

Note 6 — Mortgage Notes Payable

The Company’s mortgage notes payable consist of the following (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted Average Effective Interest Rate(1)	Weighted Average Maturity(2)
December 31, 2011	254	$673,978	5.27%	5.21
December 31, 2010	196	$372,755	5.73%	6.15

(1)

Mortgage notes payable have fixed rates or rates that are fixed through the use of interest rate hedging instruments. Effective interest rates range from 4.09% to 6.97% at December 31, 2011 and 4.36% to 6.97% at December 31, 2010.

(2)	Weighted average remaining years until maturity as of the periods presented.

The following table summarizes the scheduled aggregate principal repayments subsequent to December 31, 2011 (amounts in thousands):

Year	Total
2012	$3,308
2013	59,196
2014	33,749
2015	119,807
2016	283,768
Thereafter	174,150
Total	$673,978

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The Company’s sources of recourse financing generally require financial covenants, including restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of December 31, 2011, the Company was in compliance with the debt covenants under the mortgage loan agreements.

The balances of two mortgage notes payable in the aggregate amount of $34.0 million were prepaid for the entire remaining balance in December 2011. In connection with these early payoffs, $0.3 million of unamortized deferred financing costs and $0.4 million of prepayment penalties were charged to interest expense.

Note 7 — Long-Term Notes Payable

As of December 31, 2010, the Company had $12.8 million of outstanding long-term notes payable (the “Notes”) from a private placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act. The proceeds of the private placement were used to repay outstanding short-term bridge equity fund draws.

The Notes bore interest at 9.0% annually, provided that the interest rate would be adjusted to 9.57% annually for Notes on which the Company did not incur a selling commission. The Company paid interest-only monthly payments to subscribers of the Notes. The balances of the Notes were repaid in full in May 2011. In connection with this payoff, $0.7 million of unamortized deferred financing costs were charged to interest expense.

Note 8 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2011 and December 31, 2010, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

The Company has common stock investments which are traded on a national exchange and therefore, due to the availability of quoted market prices in active markets, classified these investments as Level 1 in the fair value hierarchy.

The following table presents information about the Company’s assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of December 31, 2011 and December 31, 2010, aggregated by the level in the fair value hierarchy within which those instruments fall (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
December 31, 2011
Common stock	$17,275	$—	$—	$17,275
Interest rate swap and collar derivatives, net	$—	$8,602	$—	$8,602
December 31, 2010
Interest rate swap and collar derivatives, net	$—	$5,214	$—	$5,214

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheet due to their short-term nature. The fair value of mortgage notes payable are obtained by calculating the present value at current market rates.

The fair values of the Company’s financial instruments that are not reported at fair value on the consolidated balance sheet are reported below (amounts in thousands):

	Carrying Amount at	Fair Value at	Carrying Amount at	Fair Value at
	December 31, 2011 (1)	December 31, 2011	December 31, 2010 (1)	December 31, 2010
Mortgage notes payable	$674,657	$687,481	$373,918	$388,984
Other long-term notes payable	$—	$—	$12,790	$12,790
Revolving credit facility	$10,000	$10,000	$—	$—

(1)             Carrying amount includes premiums and discounts on mortgage notes payable.

Note 9 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the balance sheets as of December 31, 2011 and 2010 (amounts in thousands):

	Balance Sheet Location	December 31, 2011	December 31, 2010
Derivatives designated as hedging instruments:
Interest Rate Collar and Swaps	Derivatives, at fair value	$(7,702)	$(3,828)
Derivatives not designated as hedging instruments:
Interest Rate Collar	Derivatives, at fair value	$(900)	$(1,386)

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $2.2 million will be reclassified from other comprehensive income as an increase to interest expense.

Derivatives Designated as Hedging Instruments

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

Derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

As of December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	10	$106,348
Interest Rate Collar	1	4,115

As of December 31, 2010, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	4	$63,532
Interest Rate Collar	1	4,115

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the years ended December 31, 2011, 2010 and 2009 (amounts in thousands):

	December 31,
	2011	2010	2009
Amount of loss recognized in accumulated other comprehensive income as interest rate derivatives (effective portion)	$(2,964)	$(4,186)	$(938)
Amount of loss reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$(2,137)	$(2,045)	$(1,218)
Amount of gain (loss) recognized in income on derivative as loss on derivative instruments (ineffective portion and amount excluded from effectiveness testing) (1)	$(111)	$(40)	$—

(1)

Excludes $3.2 million that was recognized as a loss on derivative instruments for the year ended December 31, 2011 for interest rate swap agreements that were entered into at an above market rate in conjunction with entering into a series of rate lock agreements on forecasted mortgages. Once the mortgages closed, the swap agreements qualified as hedging instruments, however the portion of the forecasted change in fair value related to the above market rate of the swaps was excluded from the effectiveness testing and was expensed.

Derivatives Not Designated as Hedging Instruments

Derivatives not designated as hedges are not speculative. These derivatives are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements to be classified as hedging instruments. The Company has one interest rate collar contract outstanding, with an aggregate notional amount of $22.7 million and $23.2 million at December 31, 2011 and 2010, respectively, with an established ceiling and floor for the underlying variable rate at 4.125% and 3.54%, respectively. This contract was not able to be designated as a hedging instrument as it does not qualify for hedge accounting based on the results of the net written option test. As such, all changes in the fair value of the interest rate collar have been included in the Company’s statements of operations for the years ended December 31, 2011 and 2010.

The table below details the amount and location in the financial statements of the gain or loss recognized on derivatives not designated as hedging instruments for the years ended December 31, 2011, 2010 and 2009 (amounts in thousands):

	Year Ended December 31,
	2011	2010	2009
Location of Gain or (Loss) Recognized in Income on Derivative:
Interest expense	$(770)	$(776)	$(787)
Gains (losses) on derivative instruments	487	(267)	293
Total	$(283)	$(1,043)	$(494)

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.

As of December 31, 2011, the fair value of derivatives in a net liability position related to these agreements was $8.6 million. As of December 31, 2011, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $9.1 million at December 31, 2011.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Note 10 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.

Note 11 — Related Party Transactions and Arrangements

Fees Paid in Connection with Common Stock Offering

The Company’s affiliated Dealer Manager receives selling commissions of 7% of the gross offering proceeds from the sale of the Company’s common stock (as well as sales of long-term notes and exchange transactions) before reallowance of commissions earned by participating broker-dealers. The Dealer Manager re-allows 100% of commissions earned to participating broker-dealers. In addition, the Dealer Manager receives dealer manager fees of 3% of the gross offering proceeds before reallowance to participating broker-dealers. No selling commissions or dealer-manager fees are paid to the Dealer Manager with respect to shares sold under the DRIP. The Company incurred total commissions to the Dealer Manager of $114.8 million, $41.0 million and $12.3 million during the years ended December 31, 2011, 2010 and 2009, respectively.

The Company will reimburse the Advisor up to 1.5% of its gross offering proceeds. The following table details the results of such activities related to organizational and offering costs reimbursed to the Advisor (amounts in thousands):

	Year Ended December 31,
	2011	2010	2009
Organizational and offering expense reimbursements	$5,949	$4,378	$5,617

At December 31, 2010, the Company had a payable to the Dealer Manager and the Advisor of $0.4 million, respectively, for commissions and reimbursements of expenses. At December 31, 2011, there were no amounts owed to the Dealer Manager or Advisor for offering costs or dealer manager fees.

The Company issued all shares authorized under its IPO and closed the offering on July 18, 2011.  Common shares of the Company will continue to be issued under the DRIP.

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and is reimbursed for acquisition costs incurred in the process of acquiring properties, expected to approximate 0.5% of the contract purchase price. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The Company will pay the Advisor a yearly fee of up to 1% of the contract purchase price of each property based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. On June 7, 2011, the Company and the Advisor agreed to modify the timing of the payment of asset management fees by the Company to the Advisor such that the Company shall pay to the Advisor asset management fees on a current basis, and shall no longer pre-pay those fees beyond the subsequent month’s fees, as was allowed under the previous arrangement. In addition, such asset management fees shall be payable, at the discretion of the Company’s Board subject to the Advisor’s approval, on a prospective basis, in cash, common stock or restricted stock grants, or any combination thereof. See Note 13 — Share-Based Compensation, for additional information of limitations on the issuance of restricted shares to the Advisor.

For the management and leasing of its properties, the Company will pay to an affiliate of its Advisor a property management fee of (a) 2% of gross revenues from its single tenant properties and (b) 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. The Company also will reimburse the affiliate costs of managing the properties. The affiliate may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. In the unlikely event that the affiliate assists a tenant with tenant improvements, a separate fee may be charged to, and payable by the Company. This fee will not exceed 5% of the cost of the tenant improvements. The aggregate of all property management and leasing fees paid to its affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area. No such fees were incurred or paid for the years ended December 31, 2011, 2010 or 2009.

The Company may reimburse its Advisor’s costs of providing administrative services, subject to the limitation that it will not reimburse its Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No such fees were incurred or paid for the years ended December 31, 2011, 2010 or 2009.

If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains, and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.

The following tables detail amounts paid and reimbursed to affiliates as well as amounts contractually due to the Advisor which were forgiven in connection with the operations related services described above (amounts in thousands):

	Year Ended December 31,
	2011		2010		2009
	Paid	Forgiven	Paid	Forgiven	Paid	Forgiven
One-time fees:
Acquisition fees and related cost reimbursements	$20,838	$—	$9,167	$—	$1,690	$—
Financing coordination fees and related cost reimbursements	4,567	—	2,679	—	880	—
Other expense reimbursements	403	—	374	—	—	—
On-going fees:
Asset management fees(1)	5,572	9,658	1,350	4,015	145	1,779
Property management and leasing fees	—	2,361	—	833	—	300
Total operational fees and reimbursements	$31,380	$12,019	$13,570	$4,848	$2,715	$2,079

(1)

The Company’s Board of Directors, subject to the Advisor’s approval, on a prospective basis, may elect to pay an equivalent amount of the cash fees forgiven in unvested performance based restricted shares. The Company will record expense for such shares if the Board of Directors approves the issuance.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

As of December 31, 2010, $4.4 million of asset management fees were prepaid to the Advisor in accordance with the terms of the Advisory Agreement.  The Advisory Agreement provided for two quarters of fees to be paid in advance by the Company.  On June 7, 2011, the Company and the Advisor modified the provisions of the Advisory Agreement with respect to the timing of asset management fees payments such that the Company will pay the Advisor asset management fees on a current basis. As of December 31, 2011, the Company funded asset management fees of $1.8 million relating to January 2012, as required by the modified provisions of the Advisory Agreement.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of one-half of reasonable, customary and competitive real estate commission or 3% of the contract price for property sold (inclusive of any commission paid to outside brokers), in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.

The Company will pay a subordinated participation in the net proceeds of the sale of real estate assets of 15% of remaining net proceeds after return of capital contributions plus payment to investors of a 6% cumulative, non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless its investors have received a 6% cumulative non-compounded return on their capital contributions. No such fees were incurred or paid for the years December 31, 2011, 2010 or 2009.

The Company will pay a subordinated incentive listing fee of 15% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, non-compounded annual return to investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated incentive listing fee unless its investors have received a 6% cumulative non-compounded return on their capital contributions. No such fees were incurred or paid for the years ended December 31, 2011, 2010 or 2009.

The following table details amounts paid to affiliates in connection with the sale of property (amounts in thousands):

	Year Ended December 31,
	2011	2010	2009
Real estate commissions	$19	$26	$—

Financing

The OP entered into an agreement with the principals of the Advisor whereby the OP can obtain up to $10.0 million of bridge equity from the principals from time to time as needed to provide short-term bridge equity for property acquisitions or for general working capital purposes. Such bridge equity advances need to be satisfied within a one year period and will accrue a yield of 8%. There were no amounts outstanding under this facility as of December 31, 2011, 2010 and 2009. There was no interest expense for this facility during the years December 31, 2011, 2010 or 2009.

The Company has a $0.4 million letter of credit from its revolving credit facility. This letter of credit was used as a security deposit on rented office space for the Advisor.

Common Stock Investment

In December 31, 2011, the Company purchased 0.3 million shares of common stock in an initial public offering of an affiliated public company, valued at $2.9 million at December 31, 2011. The aggregate fair value of all investment securities owned by the Company was $17.3 million at December 31, 2011.

Investment in Unconsolidated Joint Venture

In December 2010, the Company entered into a joint venture agreement with an affiliate and an unrelated third party investor to invest in a portfolio of five retail condominium units. The Company’s initial investment in this joint venture was $12.0 million and a 1.0% fee was paid to the Company by the affiliate. For the year ended December 31, 2011, the Company’s

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

share of the net profit on the property was $0.1 million. In addition, the Company received cash distributions of $0.8 million for the year ended December 31, 2011. No fees were paid to the Advisor in connection with this agreement.

Note 12 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 13 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”), which authorizes the grant of nonqualified stock options to the Company’s independent directors, subject to the absolute discretion of the Board of Directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan was fixed at $10.00 per share until the termination of the Company’s IPO, and thereafter the exercise price for stock options granted to its independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2011 and 2010, the Company had granted options to purchase 27,000 shares at $10.00 per share, each with a two year vesting period and an expiration of 10 years. A total of 1.0 million shares have been authorized and reserved for issuance under the Plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. During the years ended December 31, 2011, 2010 and 2009, no options were forfeited or were exercised, and 9,000, 9,000 and 0 shares became vested, respectively. As of December 31, 2011 and 2010, unvested options to purchase 9,000 and 18,000 shares, respectively, at $10.00 per share remained outstanding with a weighted average contractual remaining life of 7.3 and 8.3 years, respectively. The total compensation charge relating to these option grants was immaterial.

Restricted Share Plan

On January 22, 2010, the Board of Directors adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s Board of Directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% annually. The employee and director incentive restricted share plan provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain of its consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares reserved for issuance under the RSP is equal to 1.0% of its authorized shares.

In April 2011, the Board of Directors approved the modification of the RSP to provide that, for as long as the Company remains a non-traded REIT, the aggregate value of the asset management fees paid by the Company over the life of the offering plus the value of all restricted shares issued by the Company pursuant to its RSP cannot exceed 1% of the contract purchase price of all the properties based on assets held by the Company on the measurement date, adjusted for appropriate closing dates for individual property acquisitions. For purposes of this calculation, the value of the restricted stock granted to the Advisor and its employees will be the value of the Company’s common stock on the date of such grant.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Restricted share awards entitle the recipient to common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Shares issued under the RSP vest immediately upon a change of control of the Company or sale of the Company’s assets. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. As of December 31, 2011 and 2010, 18,000 and 9,000 shares, respectively, had been issued to independent directors under this plan at a fair value of $10.00 per share. The fair value of the shares are being expensed ratably over the five-year vesting period.

In June 2010, the Company’s independent directors approved and authorized the issuance of up to 1.5 million common restricted shares to the Advisor equaling 1% of authorized shares under the primary offering, subject to certain terms and conditions. Of the total shares granted, 50% vest over a five year period and the remaining 50% vest only to the extent the Company’s net asset value plus distributions paid to stockholders equals 106% of the original selling price of the Company’s common stock.

Compensation expense for restricted shares of $1.5 million and $0.4 million was recorded for the years ended December 31, 2011 and 2010. There were no restricted shares outstanding at December 31, 2009.

Note 14 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the years ended December 31, 2011, 2010 and 2009 (in thousands, except share and per share amounts):

	Year Ended December 31,
	2011	2010	2009
Net loss attributable to stockholders	$(25,076)	$(9,833)	$(4,266)
Less: distributions paid on unvested restricted stock	(1,024)	(299)	—
	$(26,100)	$(10,132)	$(4,266)
Weighted average common shares outstanding	133,730,159	32,539,393	5,768,761
Net loss per share attributable to stockholders, basic and diluted	$(0.20)	$(0.31)	$(0.74)

As of December 31, 2011, 27,000 stock options and 1.5 million restricted shares were outstanding; as of December 31, 2010, 27,000 stock options and 1.4 million restricted shares were outstanding. These items were not included in the calculation of diluted earnings per share since the effect of their inclusion would have been anti-dilutive.

Note 15 — Non-controlling Interests

The Company has investment arrangements with unaffiliated third parties whereby the investor receives an ownership interest in the property and is entitled to receive a proportionate share of the net operating cash flow derived from the property. Upon disposition of the property, the investor will receive a proportionate share of the net proceeds from the sale of the property. The investor has no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with each of the arrangements described below and the significance of its investment in relation to the investment of the other interest holders, the Company has determined that it is the primary beneficiary in each of these arrangements and therefore the entities related to these arrangements are consolidated within the Company’s financial statements.

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

The following table summarizes the activity related to investment arrangements with unaffiliated third parties (dollars in thousands):

					Total Assets	Total Liabilities	Distributions
Property/ Portfolio Name	No. of Buildings	Investment Date	Net Investment Amount	Third Party Ownership Percentage	Subject to Investment Agreement	Subject to Investment Agreement	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Walgreens	1	Jul. 2009	$1,068	44%	$3,474	$1,550	$(80)	$(80)	$(37)
FedEx/PNC Bank	2	Jul. 2009 to Jan. 2010	2,002	49%	11,303	8,917	(167)	(167)	(52)
PNC Bank	1	Sep. 2009	444	35%	3,316	2,306	(35)	(35)	(11)
CVS	3	Jan. 2010 to Mar. 2010	2,577	49%	10,636	6,670	(195)	(178)	—
Rickett Benckiser	1	Feb. 2010	2,400	15%	28,367	14,709	(210)	(169)	—
FedEx III	1	Apr. 2010	3,000	15%	31,294	15,000	(256)	(156)	—
BSFS	6	Jun. 2010 to Sep. 2010	6,468	49%	11,993	—	(512)	(201)	—
Brown Shoe/Payless	2	Oct. 2010	6,000	9%	65,196	28,200	(540)	(81)	—
Jared Jewelry	1	May 2010	500	25%	1,578	—	(41)	—	—
Total	18		$24,459		$167,157	$77,352	$(2,036)	$(1,067)	$(100)

AMERICAN REALTY CAPITAL TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

Note 16 — Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2011, 2010 and 2009 (in thousands, except per share amounts):

	Quarters Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Rental revenue	$20,718	$28,054	$34,943	$41,136
Net loss	$(4,520)	$(9,517)	$(5,661)	$(5,378)
Weighted average shares outstanding	72,741	110,777	173,087	176,740
Basic and diluted loss attributable to stockholders per share	$(0.07)	$(0.09)	$(0.03)	$(0.03)

	Quarters Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Rental revenue	$7,428	$9,382	$11,928	$16,035
Net loss	$(389)	$(992)	$(74)	$(8,378)
Weighted average shares outstanding	17,845	25,165	36,122	51,402
Basic and diluted loss attributable to stockholders per share	$(0.02)	$(0.04)	$—	$(0.17)

	Quarters Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Rental revenue	$2,926	$2,935	$3,774	$5,319
Net loss	$(1,339)	$(673)	$(1,484)	$(770)
Weighted average shares outstanding	1,527	3,151	6,639	11,637
Basic and diluted loss attributable to stockholders per share	$(0.88)	$(0.21)	$(0.22)	$(0.07)

Note 17— Subsequent Events

The Company has evaluated subsequent events through the filing of this Form 10-K, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the consolidated financial statements.

Real Estate and Accumulated Depreciation

Schedule III

December 31, 2011

(in thousands)

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
7-Eleven	Mount Dora	FL	$—		$1,475	$1,207	$—	$2,681	$45
7-Eleven Bradenton	Bradenton	FL	—		959	959	—	1,918	31
3M	DeKalb	IL	20,500		5,982	33,896	—	39,878	1,551
Aaron’s	Asheboro	NC	—		244	976	—	1,220	5
Aaron’s	Ashtabula	OH	—		60	1,142	—	1,202	5
Aaron’s	Bay City	MI	—		281	1,124	—	1,405	5
Aaron’s	Cortlandville	NY	—		187	1,062	—	1,249	5
Aaron’s	Cranberry	PA	—		233	933	—	1,167	4
Aaron’s	Grand Island	NE	—		446	1,041	—	1,487	5
Aaron’s	Hudson	FL	—		390	910	—	1,300	4
Aaron’s	Kettering	OH	—		162	920	—	1,082	4
Aaron’s	Murrells Inlet	SC	—		253	760	—	1,013	4
Aaron’s	Oneonta	NY	—		170	961	—	1,130	4
Aaron’s	Palm Harbor	FL	—		478	717	—	1,195	3
Aaron’s	Pensacola	FL	—		243	971	—	1,214	5
Aaron’s	Piqua	OH	—		254	1,017	—	1,271	5
Aaron’s	Pueblo	CO	—		183	1,034	—	1,217	5
Aaron’s	Ridgeland	MS	—		203	811	—	1,014	4
Aaron’s	Rotterdam	NY	—		59	1,129	—	1,189	5
Aaron’s	Spring Hill	FL	—		531	649	—	1,181	3
Aaron’s	Victoria	TX	—		305	711	—	1,016	3
Advance Auto	Plainfield	MI		(1)	230	1,303	—	1,533	112
Advance Auto II	Harvest	AL		(1)	116	1,040	—	1,155	70
Advance Auto II	Crystal Springs	MS		(1)	45	854	—	899	58
Advance Auto II	Vicksburg	MS		(1)	104	938	—	1,042	63
Advance Auto III	Lafayette	LA		(1)	296	888	—	1,183	54
Advance Auto III	Slidell	LA		(1)	382	891	—	1,272	54
Advance Auto III	West Monroe	LA		(1)	383	894	—	1,277	54
Advance Auto IV	Dunkirk	NY		(4)	495	606	—	1,101	30
AutoZone	Columbia	SC		(3)	281	842	—	1,123	4
AutoZone	San Juan	PR		(3)	353	2,003	—	2,356	107
AutoZone	Guayama	PR		(3)	483	1,127	—	1,609	60
AutoZone	Ponce	PR		(3)	404	2,287	—	2,691	122
AutoZone	Humacoa	PR		(3)	115	2,187	—	2,302	117
BB&T	Fort Myers	FL		(4)	1,020	2,380	—	3,400	102
Bojangles	Northport	AL	—		582	874	—	1,456	46
Bojangles	Buford	GA	—		727	1,351	—	2,078	71
Bojangles	Hartwell	GA	—		352	1,055	—	1,407	56
Bojangles	Hickory	NC	—		644	1,504	—	2,148	79
Bojangles	Highpoint	NC	—		361	1,084	—	1,445	57
Bojangles	Hildebran	NC	—		220	1,247	—	1,468	66
Bojangles	Lincolnton	NC	—		1,037	2,420	—	3,458	128
Bojangles	Raeford	NC	—		258	1,033	—	1,291	55
Bojangles	Thomasville	NC	—		437	1,310	—	1,746	69
Bojangles	Walkertown	NC	—		475	1,108	—	1,582	58

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
Bojangles	Batesburg	SC	—		208	1,176	—	1,384	62
Bojangles	Inman	SC	—		194	1,102	—	1,297	58
Bojangles	Piedmont	SC	—		410	957	—	1,367	51
Brown Shoe	Lecbec	CA	9,100		1,977	17,795	—	19,772	886
BSFS	Middleburg	FL	—		347	1,968	—	2,315	169
BSFS	Edmond	OK	—		340	1,929	—	2,270	166
BSFS	Oklahoma City	OK	—		315	1,787	—	2,102	154
BSFS	Owasso	OK	—		327	1,852	—	2,179	159
BSFS	Tulsa	OK	—		352	1,997	—	2,350	172
BSFS	Yukon	OK	—		338	1,917	—	2,255	165
BSFS II	Benton	AR		(4)	461	1,383	—	1,844	103
BSFS II	Grand Junction	CO		(4)	506	1,518	—	2,024	113
BSFS II	Wichita	KS		(4)	344	1,374	—	1,718	103
BSFS II	Baton Rouge	LA		(4)	503	1,509	—	2,012	113
BSFS II	Austin	TX		(4)	463	1,390	—	1,853	104
BSFS II	Pearland	TX		(4)	556	1,297	—	1,853	97
BSFS II	Allen	TX	—		592	1,381	—	1,973	109
BSFS II	Crowley	TX	—		355	1,419	—	1,773	111
BSFS II	League City	TX	—		261	1,477	—	1,737	116
BSFS II	Weatherford	TX	—		243	1,375	—	1,618	108
BSFS II	Albuquerque	NM	—		487	1,462	—	1,949	115
BSFS II	Rockwall	TX	—		642	1,497	—	2,139	118
BSFS III	Milwaukee	WI	—		702	1,639	—	2,341	61
BSFS IV	Northfield	NJ	—		1,145	1,718	—	2,863	58
BSFS IV	Chester	VA	—		677	1,580	—	2,257	53
BSFS IV	Dardenne	MO	—		843	1,566	—	2,409	53
BSFS V	Prescott	AR	—		382	7,261	—	7,643	211
Citigroup, Inc.	Mt. Pleasant	SC	13,800		8,543	15,865	—	24,407	781
Citizens	Oak Lawn	IL	—		1,737	745	—	2,482	38
Citizens	Stickney	IL	—		282	230	—	512	12
Coats & Clark	Albany	GA	—		406	8,098	—	8,504	386
ConAgra	Omaha	NE	—		882	16,759	—	17,641	165
CSAA/Chase Bank	Decatur	GA		(2)	1,284	2,995	—	4,279	181
CSAA/Chase Bank	Montgomery	IL		(2)	2,679	—	—	2,679	—
CSAA/CVS	Schaumburg	IL		(2)	3,519	—	—	3,519	—
CSAA/Fifth Third Bank	Chelsea	AL		(2)	1,224	4,897	—	6,121	296
CSAA/Fifth Third Bank	Austin	TX		(2)	1,568	2,911	—	4,479	176
CSAA/Home Depot	Joliet	IL	3,900		1,115	2,601	—	3,716	157
CSAA/Walgreens	Marysville	OH		(2)	984	2,951	—	3,935	178
CSAA/Walgreens	Upper Arlington	OH		(2)	1,929	3,583	—	5,512	217
CSAA/Walgreens	Northlake	IL		(2)	3,507	—	—	3,507	—
CSAA/Walgreens	Carpentersville	IL		(2)	2,989	—	—	2,989	—
CSAA/Walgreens	Austell	GA		(2)	8,720	—	—	8,720	—
CVS	Chicago	IL	3,874		3,722	3,330	—	7,052	322
CVS	Visalia	CA	1,655		—	2,778	—	2,778	269
CVS	Smyrna	GA	2,532		654	3,705	—	4,359	359
CVS	Phoenix	AZ	1,899		—	3,228	—	3,228	312
CVS	Moline	IL	2,543		658	3,729	—	4,388	361
CVS	Northville	MI	2,450		626	3,549	—	4,175	344
CVS	Asheville	NC	1,033		—	1,770	—	1,770	171

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
CVS	Wilton	NY	2,327		603	3,414	—	4,017	331
CVS	Columbia	SC	1,741		446	2,525	—	2,970	244
CVS	Coppell	TX	3,138		810	4,588	—	5,398	444
CVS II	Jacksonville	FL	2,398		598	3,391	—	3,990	304
CVS II	Harrisonville	MO	2,035		508	2,876	—	3,384	258
CVS II	Creedmoor	NC	1,831		454	2,573	—	3,027	231
CVS II	Reno	NV	1,643		—	2,708	—	2,708	243
CVS II	Pico Rivera	CA	2,431		—	4,014	—	4,014	360
CVS II	Auburn	AL	2,288		571	3,237	—	3,808	290
CVS II	Chandler	AZ	2,103		—	3,459	—	3,459	310
CVS II	Gainesville	FL	3,232		807	4,575	—	5,382	410
CVS II	East Ellijay	GA	2,072		516	2,923	—	3,439	262
CVS II	Rome	GA	1,643		—	2,699	—	2,699	242
CVS II	Chesterton	IN	3,209		804	4,557	—	5,361	408
CVS II	Biddeford	ME	1,958		—	3,225	—	3,225	289
CVS II	Brooklyn Park	MN	1,465		—	2,379	—	2,379	213
CVS II	Holly Springs	NC	2,061		513	2,906	—	3,419	261
CVS II	Walkertown	NC	2,006		499	2,830	—	3,329	254
CVS III	King George	VA		(8)	677	3,838	—	4,516	211
CVS IV	Charlotte	MI		(9)	449	4,041	—	4,490	182
CVS Stony Point	Stony Point	NY		(9)	1,979	2,968	—	4,947	134
CVS V	DelRay Beach	FL	—		3,875	3,875	—	7,750	136
CVS VI	Roanoke Rapids	NC	—		119	2,257	—	2,376	45
CVS VII	Cohoes	NY	—		241	2,167	—	2,408	43
Danfoss	Loves Park	IL	—		989	5,606	—	6,595	28
DaVita Dialysis	Lincoln	NE		(4)	122	2,326	—	2,449	99
DaVita Dialysis II	Abbeville	SC		(5)	360	1,439	—	1,799	78
DaVita Dialysis II	Enterprise	AL	—		443	1,773	—	2,216	79
DaVita Dialysis II	Okmulgee	OK		(5)	76	1,437	—	1,513	71
DaVita Dialysis II	Shreveport	LA		(5)	158	1,421	—	1,579	77
DaVita Dialysis III	Wilmington	NC		(5)	1,166	4,662	—	5,828	230
DaVita Dialysis IV	Blackfoot	ID	—		184	1,655	—	1,839	65
DaVita Dialysis V	Sellersville	PA	—		1,465	1,465	—	2,931	—
Dillons	Lawrence	KS		(5)	1,022	3,067	—	4,089	166
Dillons II	Wichita	KS	—		528	4,751	—	5,279	250
Dollar General	Jacksonville	FL		(4)	201	803	—	1,004	51
Dollar General II	Hilliard	FL		(4)	217	868	—	1,085	40
Dollar General III	Gillespie	IL		(4)	35	672	—	708	29
Dollar General III	Marseilles	IL		(4)	117	661	—	778	28
Dollar General III	Mt. Zion	IL		(4)	119	677	—	796	29
Dollar General IV	San Mateo	FL			208	834	—	1,042	36
Dollar General V	Alanson	MI			73	654	—	726	32
Dollar General V	Wellston	MI			34	655	—	689	32
Dollar General V	Copermish	MI			72	645	—	717	32
Dollar General V	Buckley	MI			74	663	—	737	33
Dollar General V	North Muskegon	MI			35	667	—	703	30
Dollar General V	Spring Arbor	MI			73	655	—	728	32
Dollar General VI	Florien	LA	—		69	620	—	689	26
Dollar General VI	Abbeville	LA	—		81	727	—	808	24
Dollar General VII	Port Vincent	LA	—		176	705	—	881	30

				Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011	Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
Dollar General VII	West Monroe	LA	—	123	697	—	820	23
Dollar General VIII	Caitlin	IL	—	71	642	—	714	15
Dollar General VIII	Cerro Gordo	IL	—	35	666	—	701	12
Dollar General VIII	Columbia	IL	—	129	731	—	860	14
Dollar General IX	Robeline	LA	—	71	640	—	711	15
Dollar General X	Litchfield	MI	—	68	614	—	682	14
Dollar General X	Mancelona	MI	—	74	662	—	736	16
Dollar General X	St Johns	MI	—	71	641	—	713	15
Dollar General X	Clinton	MI	—	150	599	—	748	11
Dollar General X	Pinckney	MI	—	73	659	—	732	12
Dollar General X	Tekonsha	MI	—	67	600	—	667	11
Dollar General XI	Sheridan	MI	—	155	620	—	774	6
Dollar General XI	Gladwin	MI	—	77	694	—	771	6
Dollar General XII	Bessemer	AL	—	105	945	—	1,050	9
Dollar General XII	Andalusia	AL	—	78	705	—	784	7
Dollar General XII	Shelby	AL	—	77	690	—	767	6
Dollar General XII	Thorsby	AL	—	126	715	—	841	7
Dollar General XII	Crossville	AL	—	107	607	—	714	6
Dollar General XII	Jasper	AL	—	116	659	—	776	6
Dollar General XII	Jasper	AL	—	76	684	—	760	6
Dollar General XII	Jasper	AL	—	118	666	—	784	6
Dollar General XII	Irwinton	GA	—	82	734	—	815	7
Dollar General XII	Dorton	KY	—	117	661	—	777	6
Dollar General XII	Bronston	KY	—	166	664	—	830	6
Dollar General XII	Smiths Station	AL	—	188	753	—	941	7
Dollar General XII	Sunbright	TN	—	77	689	—	766	6
Dollar General XII	Opelika	AL	—	123	697	—	820	7
Dollar General XII	Leonville	LA	—	80	719	—	799	7
Dollar General XII	Fayette	OH	—	78	699	—	777	7
Dollar General XII	Kingston	OH	—	128	723	—	851	7
Dollar General XII	Oak Harbor	OH	—	139	788	—	927	7
Dollar General XII	Cardington	OH	—	170	679	—	849	6
Dollar General XII	Seville	OH	—	122	691	—	813	6
Dollar General XII	Oronago	MO	—	75	676	—	752	6
Dollar General XII	Queen City	MO	—	77	693	—	770	6
Dollar General XII	Laurel Hill	FL	—	79	714	—	793	7
Dollar General XII	San Antonio	TX	—	203	811	—	1,013	8
Dollar General XII	Granite Shoals	TX	—	140	792	—	932	7
Dollar General XII	Bloomington	TX	—	66	590	—	656	6
Dollar General XII	Lafayette Parish	LA	—	201	805	—	1,006	8
Dollar General XII	Mermentau	LA	—	81	728	—	809	7
Dollar General XII	Waterloo	IA	—	179	716	—	894	7
Dollar General XII	Jackson	MO	—	117	662	—	779	6
Dollar General XII	Cole - Camp	MO	—	107	606	—	713	6
Dollar General XII	Bonne Terre	MO	—	112	449	—	561	4
Dollar General XII	Breman	OH	—	138	784	—	922	7
Dollar General XII	Duson	LA	—	88	792	—	880	7
Dollar General XII	Monte Alto	TX	—	84	756	—	841	7
Dollar General XII	Corpus Christie	TX	—	135	763	—	898	7
Dollar General XII	Nashport	OH	—	183	731	—	913	—

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
Dollar General XII	Elsa	TX	—		75	422	—	497	2
Dollar General XII	Melville	LA	—		43	818	—	861	4
Dollar General XII	Montrose	IA	—		69	618	—	687	3
Dollar General XII	Opelousas	LA	—		112	635	—	747	3
Dollar General XII	Unionville	MO	—		127	719	—	846	3
Dollar General XIII	Dayton	OH	—		111	627	—	738	6
Express Scripts	St. Louis	MO	19,173		—	30,150	—	30,150	1,888
Express Scripts	St. Louis	MO	9,537		1,492	13,425	—	14,917	682
FedEx	Snow Shoe	PA	6,965		1,413	7,930	—	9,343	1,308
FedEx II	Houston	TX	15,894		4,021	22,786	—	26,808	2,451
FedEx III	Sacramento	CA	15,000		7,283	21,849	—	29,132	1,554
FedEx IV	Sioux Falls	SD		(3)	606	2,423	—	3,028	129
FedEx V	Grand Forks	ND		(4)	599	1,796	—	2,395	83
FedEx VI	Louisville	KY	14,662		3,776	21,397	—	25,172	989
FedEx VII	Springfield	MO	9,638		3,304	13,217	—	16,521	611
FedEx VIII	Beckley	WV		(4)	322	2,901	—	3,223	124
FedEx VIII	St. Cloud	MN		(4)	300	2,702	—	3,003	115
FedEx VIII	Dodge City	KS		(4)	86	1,633	—	1,719	70
FedEx VIII	Hays	KS		(4)	63	1,199	—	1,262	51
FedEx IX	Lincoln	NE		(4)	773	4,379	—	5,152	187
FedEx X	Ann Arbor	MI		(9)	1,624	6,497	—	8,121	297
FedEx X	Bronx	NY	15,250		—	20,372	—	20,372	725
FedEx XI	Baltimore	MD	—		14,154	21,231	—	35,385	755
FedEx XII	Green	OH	—		1,272	29,185	—	30,457	926
FedEx XIII	Saginaw	MI			308	5,861	—	6,169	149
FedEx XIII	Lebanon	NH			1,738	5,215	—	6,953	133
FedEx XIII	Sherman	TX			284	5,390	—	5,674	137
FedEx XIII	Spokane	WA		(10)	603	5,426	—	6,029	138
FedEx XIV	North Canton	OH	—		—	3,745	—	3,745	19
FedEx XV	Rensselaer	NY	—		7,329	41,530	—	48,859	211
FedEx XVI	North Phoenix	AZ	—		3,468	13,871	—	17,339	71
First Niagara	Walnutport	PA	—		233	1,321	—	1,554	218
First Niagara	Springhouse	PA	—		561	3,165	—	3,726	522
First Niagara	Lehighton	PA	—		137	777	—	914	128
First Niagara	Lansdale	PA	—		251	1,423	—	1,674	235
First Niagara	Lansdale	PA	—		224	1,258	—	1,482	207
First Niagara	Wyomissing	PA	—		212	1,203	—	1,415	198
First Niagara	Harleysville	PA	—		1,853	10,427	—	12,279	1,720
First Niagara	Slatington	PA	—		163	926	—	1,089	153
First Niagara	Summit Hill	PA	—		245	1,391	—	1,636	229
First Niagara	Limerick	PA	—		232	1,316	—	1,548	217
First Niagara	Sellersville	PA	—		159	904	—	1,063	149
First Niagara	Skippack	PA	—		210	1,188	—	1,398	196
First Niagara	Palmerton	PA	—		455	2,577	—	3,032	425
First Niagara	Lansford	PA	—		279	1,578	—	1,857	260
First Niagara	Slatington	PA	—		492	2,786	—	3,278	460
Fresenius	Shasta Lake	CA	2,922		273	5,195	—	5,468	425
Fresenius	Apple Valley	CA	3,052		262	4,973	—	5,235	407
General Electric	Muskego	WI		(10)	2,134	19,206	—	21,340	683
GSA - USPS	Minneapolis	MN	—		1,241	4,964	—	6,205	203

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
GSA - VA Clinic	Caldwell	ID	—		566	2,265	—	2,831	67
GSA I	Brownsville	TX	—		507	4,784	—	5,291	125
GSA II	Paris	TX	—		182	3,785	—	3,968	100
GSA III	Sioux City	IA	—		185	3,508	—	3,692	69
GSA IV	Sierra Vista	AZ	—		960	5,440	—	6,400	107
GSA V	Colorado Springs	CO	—		584	5,257	—	5,841	104
GSA VI	New Port Rici	FL	—		1,432	5,730	—	7,162	85
GSA VII	Knoxville	TN	—		770	4,364	—	5,135	64
GSA VIII	Eagle Pass	TX	—		373	3,354	—	3,726	33
GSA IX	Dallas	TX	—		551	4,959	—	5,510	49
GSA X	Redding	CA	—		546	10,378	—	10,925	102
GSA XI	Malone	NY	—		717	6,451	—	7,168	64
GSA XII	Parkersburg	WV	—		812	7,306	—	8,118	36
Home Depot	Topeka	KS	12,150		—	18,306	—	18,306	1,641
IHOP	Hilton Head	SC		(4)	634	1,478	—	2,112	100
IHOP II	Buford	GA		(4)	497	1,491	—	1,988	95
IHOP III	Cincinnati	OH	1,344		862	2,012	—	2,875	129
IHOP IV	LaVerne	CA	586		—	1,240	—	1,240	71
IHOP IV	Shawnee	KS	521		—	1,076	—	1,076	61
IHOP IV	Topeka	KS	844		360	1,438	—	1,798	82
IHOP IV	Alexandria	LA	497		—	1,047	—	1,047	60
IHOP IV	Baton Rouge	LA			—	1,842	—	1,842	105
IHOP IV	Springfield	MO	715		—	1,509	—	1,509	86
IHOP IV	Albuquerque	NM	525		—	1,106	—	1,106	63
IHOP IV	Rochester	NY	659		—	1,378	—	1,378	78
IHOP IV	Memphis	TN	894		381	1,525	—	1,907	87
IHOP IV	Memphis	TN	624		—	1,313	—	1,313	75
IHOP IV	El Paso	TX	678		—	1,428	—	1,428	81
IHOP IV	Centerville	UT	814		87	1,646	—	1,733	94
IHOP IV	Charlottesville	VA	437		—	912	—	912	52
IHOP IV	Roanoke	VA	494		—	1,036	—	1,036	59
IHOP IV	El Paso	TX	527		—	1,104	—	1,104	63
IHOP IV	Parker	CO	658		—	1,361	—	1,361	77
IHOP IV	Beaverton	OR	615		—	1,296	—	1,296	74
IHOP IV	Salem	OR	—		—	901	—	901	51
IHOP IV	Sugar Land	TX	1,018		651	1,519	—	2,170	86
Jack in the Box	Desloge	NM	1,069		876	876	—	1,752	69
Jack in the Box	The Dalles	NM	998		737	901	—	1,638	70
Jack in the Box	Corpus Christi	NM	901		588	882	—	1,470	69
Jack in the Box	Vancouver	NM	1,344		1,024	1,251	—	2,275	98
Jack in the Box	Houston	TX	955		623	935	—	1,558	66
Jack in the Box II	Beaumont	TX		(4)	363	1,451	—	1,814	93
Jack in the Box II	Ferris	TX		(4)	366	1,098	—	1,464	70
Jack in the Box II	Forney	TX		(4)	627	1,164	—	1,790	74
Jack in the Box II	Houston	TX		(4)	607	1,127	—	1,733	72
Jack in the Box II	Victoria	TX		(4)	280	1,120	—	1,400	72
Jack in the Box II	Victoria	TX		(4)	491	1,146	—	1,637	73
Jared Jewelry	Watchung	NJ	—		—	2,218	—	2,218	158
Jared Jewelry	Amherst	NY	—		—	811	—	811	58
Jared Jewelry	Lake Grove	NY	—		—	1,423	—	1,423	101

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
Jared Jewelry II	Plymouth	MA	—		—	1,321	—	1,321	85
Kohl’s	Georgetown	KY	5,680		1,327	7,522	—	8,849	348
Kohl’s II	Collinsville	IL	3,570		800	4,535	—	5,335	212
Kum & Go I	Bolivar	MO	—		252	1,006	—	1,258	54
Kum & Go I	Bolivar	MO	—		273	1,091	—	1,364	58
Kum & Go I	Fair Grove	MO	—		123	490	—	613	26
Kum & Go I	Hollister	MO	—		314	1,255	—	1,568	67
Kum & Go I	Monett	MO	—		249	746	—	995	40
Kum & Go I	Springfield	MO	—		244	1,380	—	1,624	74
Kum & Go I	Springfield	MO	—		504	1,177	—	1,681	63
Kum & Go I	Springfield	MO	—		189	1,070	—	1,259	57
Kum & Go I	Springfield	MO	—		371	866	—	1,237	46
Kum & Go I	Springfield	MO	—		293	1,171	—	1,464	62
Kum & Go I	Springfield	MO	—		209	838	—	1,047	45
Kum & Go I	Springfield	MO	—		203	1,152	—	1,355	61
Kum & Go I	Springfield	MO	—		934	2,180	—	3,114	116
Kum & Go I	Waynesville	MO	—		369	685	—	1,054	37
Kum & Go II	Adair	IA	—		61	1,155	—	1,216	57
Kum & Go II	Neola	IA	—		260	1,041	—	1,301	52
Lockheed Martin	Lufkin	TX		(10)	572	10,876	—	11,448	268
Lowe’s	Knoxville	TN		(4)	10,018	—	—	10,018	—
Lowe’s II	Augusta	GA	—		1,306	11,757	—	13,063	275
Mrs. Bairds	Oklahoma City	OK	—		346	1,038	—	1,385	32
Mrs. Bairds	Weslaco	TX	—		367	1,102	—	1,469	34
National Tire & Battery	Kennesaw	GA	—		471	1,100	—	1,571	43
National Tire & Battery	Liburn	GA	—		745	1,118	—	1,863	43
National Tire & Battery	Douglasville	GA	—		607	911	—	1,518	35
O’Reilly Auto	Joliet	IL		(3)	531	1,592	—	2,123	91
O’Reilly Auto II	Waterford	MI	—		334	1,336	—	1,670	58
O’Reilly Auto III	Roseville	MI	—		442	1,327	—	1,770	38
O’Reilly Auto IV	Buena Vista	MI	—		387	1,160	—	1,547	34
O’Reilly Auto IV	Saginaw	MI	—		511	1,193	—	1,704	35
Payless	Brookville (Dayton)	OH	19,100		1,870	35,522	—	37,391	1,769
Pep Boys	North Wales	PA	—		1,396	3,258	—	4,654	110
Pep Boys	Stockton	CA	—		1,019	1,528	—	2,547	52
Pep Boys	Las Vegas	NV	—		1,296	2,408	—	3,704	81
PetSmart	Ottawa	IL	—		2,187	41,546	—	43,732	845
PNC	Bloomfield	NJ	592		125	712	—	838	95
PNC	Cedar Grove	NJ	964		197	1,123	—	1,322	149
PNC	Clementon	NJ	1,017		196	1,117	—	1,314	148
PNC	Dayton	NJ	859		172	974	—	1,148	129
PNC	Deptford	NJ	697		138	782	—	921	104
PNC	Dunellen	NJ	749		157	889	—	1,046	118
PNC	East Brunswick	NJ	806		175	976	—	1,151	129
PNC	Fairfield	NJ	1,387		268	1,701	—	1,968	280
PNC	Fanwood	NJ	859		167	947	—	1,114	126
PNC	Garfield	NJ	859		190	1,079	—	1,270	143
PNC	Haddonfield	NJ	697		149	842	—	990	112
PNC	Kearny	NJ	592		145	821	—	966	109

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
PNC	Mahwah	NJ	592		128	723	—	851	96
PNC	Martinsville	NJ	1,017		227	1,285	—	1,512	170
PNC	Millstone	NJ	645		125	709	—	834	94
PNC	Mountain Lakes	NJ	749		149	842	—	991	112
PNC	Northvale	NJ	592		131	744	—	875	99
PNC	Orange	NJ	697		158	897	—	1,055	119
PNC	Parlin	NJ	697		169	960	—	1,130	127
PNC	Paterson	NJ	592		138	785	—	923	104
PNC	Paterson	NJ	277		90	512	—	602	68
PNC	Pompton Plains	NJ	224		90	511	—	601	68
PNC	Raritan	NJ	859		210	1,189	—	1,399	158
PNC	Somerville	NJ	912		180	1,005	—	1,185	133
PNC	Tenafly	NJ	540		132	748	—	880	99
PNC	Trenton	NJ	1,070		208	1,177	—	1,385	156
PNC	Vineland	NJ	540		120	666	—	786	88
PNC	West Orange	NJ	593		131	743	—	875	99
PNC	West Orange	NJ	382		92	521	—	613	69
PNC	West Paterson	NJ	487		105	598	—	703	79
PNC	Westwood	NJ	382		112	632	—	744	84
PNC	West Chester	OH	908		176	997	—	1,173	132
PNC	Blairsville	PA	490		131	728	—	858	97
PNC	Clarks Summit	PA	388		103	586	—	690	78
PNC	Dillsburg	PA	332		91	517	—	608	69
PNC	Media	PA	544		128	727	—	855	96
PNC	Media	PA	227		78	440	—	517	58
PNC	Philadelphia	PA	654		138	767	—	905	102
PNC	Philadelphia	PA	867		169	956	—	1,124	127
PNC	Philadelphia	PA	388		103	583	—	686	77
PNC	Philadelphia	PA	441		116	644	—	760	85
PNC	Philadelphia	PA	707		142	806	—	949	107
PNC	Philadelphia	PA	229		84	478	—	562	63
PNC	Pittsburgh	PA	491		119	675	—	794	90
PNC	Somerset	PA	861		191	1,085	—	1,276	144
PNC	Swarthmore	PA	386		98	553	—	650	73
PNC	Tannersville	PA	648		126	715	—	841	95
PNC	Warren	PA	490		132	746	—	877	99
PNC Bank	Palm Coast	FL	1,919		427	2,417	—	2,844	347
PNC Bank	Pompano Beach	FL	2,339		519	2,940	—	3,459	401
Provident Bank	Stony Point	NY		(9)	899	1,349	—	2,249	54
QuikTrip	Decatur	GA		(5)	728	2,183	—	2,910	118
Reckitt Benckiser	Tooele	UT	14,709		1,290	24,510	—	25,800	1,918
Reliant Rehab	Bedford	TX	16,150		1,330	25,261	—	26,591	251
Renal Advantage	Augusta	GA	—		264	1,497	—	1,761	29
Renal Advantage	Valdosta	GA	—		246	1,394	—	1,640	27
Renal Advantage	Valdosta	GA	—		321	1,286	—	1,607	25
Renal Advantage	New Castle	IN	—		81	1,540	—	1,621	30
Renal Advantage	Kansas City	KS	—		94	1,789	—	1,883	35
Renal Advantage	North Augusta	SC	—		540	1,261	—	1,801	25
Renal Advantage	Dickson	TN	—		96	1,817	—	1,913	36
Renal Advantage	Memphis	TN	—		182	1,639	—	1,821	32

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
Renal Advantage	Memphis	TN	—		248	2,228	—	2,476	44
Rite Aid	Lisbon	OH	1,090		205	1,160	—	1,365	162
Rite Aid	East Liverpool	OH	1,630		305	1,729	—	2,034	242
Rite Aid	Carrollton	OH	1,730		325	1,826	—	2,151	255
Rite Aid	Cadiz	OH	1,240		232	1,317	—	1,550	184
Rite Aid	Carlisle	PA	3,008		637	3,597	—	4,234	503
Rite Aid	Pittsburgh	PA	4,110		866	4,906	—	5,772	686
Rockland Trust	Brockton	MA	440		88	498	—	586	79
Rockland Trust	Chatham	MA	1,026		206	1,167	—	1,373	184
Rockland Trust	Hull	MA	473		95	537	—	631	85
Rockland Trust	Hyannis	MA	1,626		325	1,840	—	2,165	290
Rockland Trust	Middleboro	MA	2,391		478	2,697	—	3,176	425
Rockland Trust	Orleans	MA	938		188	1,066	—	1,254	168
Rockland Trust	Randolph	MA	1,053		211	1,194	—	1,405	188
Rockland Trust	Centerville	MA	772		155	879	—	1,034	139
Rockland Trust	Duxbury	MA	905		182	1,034	—	1,216	163
Rockland Trust	Hanover	MA	903		182	1,029	—	1,210	162
Rockland Trust	Middleboro	MA	631		127	719	—	845	113
Rockland Trust	Pembroke	MA	1,058		213	1,206	—	1,419	190
Rockland Trust	Plymouth	MA	3,540		714	4,013	—	4,727	633
Rockland Trust	Rockland	MA	2,800		563	3,173	—	3,736	501
Rockland Trust	Rockland	MA	1,210		242	1,369	—	1,611	216
Rockland Trust	S. Yarmouth	MA	1,084		218	1,235	—	1,453	195
Rockland Trust	Scituate	MA	864		174	986	—	1,159	155
Rockland Trust	West Dennis	MA	946		167	1,080	—	1,247	170
Royal Ahold - Stop and Shop	Nanuet	NY	10,800		3,094	17,532	—	20,626	1,185
Royal Ahold - Tops Market	Canandaigua	NY	—		466	8,848	—	9,313	363
Sam’s Club	Augusta	GA		(7)	12,821	—	—	12,821	—
Sealy	Green Island	NY	10,479		766	14,558	—	15,325	222
St. Joseph’s Mercy Medical	Hot Springs	AR	—	(3)	379	1,516	—	1,894	75
St. Joseph’s Mercy Medical	Hot Springs	AR	—	(3)	385	1,539	—	1,924	77
St. Joseph’s Mercy Medical	Hot Springs	AR	—	(3)	486	4,377	—	4,863	218
Texas Instruments	Tucson	AZ	15,000		1,286	27,189	—	28,475	1,296
Tractor Supply	Dubois	PA		(3)	237	2,130	—	2,366	136
Tractor Supply	Lewisburg	WV		(3)	479	1,918	—	2,397	109
Tractor Supply	Elizabethville	PA		(3)	228	2,050	—	2,278	124
Tractor Supply	Mansfield	PA		(3)	234	2,107	—	2,342	127
Tractor Supply II	Marksville	LA		(4)	203	1,831	—	2,034	91
Tractor Supply II	Demopolis	AL		(9)	111	2,102	—	2,213	93
Tractor Supply II	New Boston	TX		(9)	325	1,839	—	2,163	81
Tractor Supply III	Sonora	CA		(4)	1,052	3,157	—	4,209	135
Tractor Supply IV	Kalamazoo	MI	—		—	1,380	—	1,380	33
Trader Joe’s	Portland	ME	—		—	4,672	—	4,672	164
Verizon	Harmans	MD		(10)	5,632	5,632	—	11,264	115
Wal-Mart	Blytheville	AR		(7)	1,093	9,837	—	10,930	456
Wal-Mart II	Edensburg	PA	—		475	9,018	—	9,493	370
Walgreens	Sealy	TX	1,550		515	2,918	—	3,433	303
Walgreens II	Byram	MS	3,000		1,973	2,960	—	4,933	200
Walgreens III	LeRoy	NY		(1)	439	3,955	—	4,395	253
Walgreens IV	Grand Rapids	MN		(3)	1,135	4,542	—	5,677	258

					Initial Costs			Gross Amount
Property	City	State	Encumbrances at December 31, 2011		Land	Buildings and Fixtures	Adjustment to Basis	Carried at December 31, 2011	Accumulated Depreciation
Walgreens V	Mount Pleasant	MI		(3)	835	3,339	—	4,173	178
Walgreens VI	Princeton	IN	3,013		713	4,040	—	4,753	186
Walgreens VI	Louisville	KY	3,674		2,662	3,253	—	5,915	150
Walgreens VI	Louisville	KY	3,266		1,839	3,415	—	5,254	158
Walgreens VI	Louisville	KY	3,061		1,718	3,190	—	4,908	147
Walgreens VI	Mayfield	KY	2,996		1,204	3,613	—	4,817	167
Walgreens VI	Radcliff	KY	3,257		1,835	3,407	—	5,242	157
Walgreens VI	Huntington	WV	3,633		1,178	4,713	—	5,891	217
Walgreens VII	Conway	SC		(4)	—	2,440	—	2,440	104
Walgreens VIII	Angola	NY	—		737	2,948	—	3,685	157
Walgreens VIII	Auburn	NY	2,978		542	4,880	—	5,422	262
Walgreens VIII	Greece	NY	3,463		1,297	5,190	—	6,487	278
Walgreens VIII	Greece	NY	2,102		—	3,895	—	3,895	201
Walgreens VIII	Irondequoit	NY	4,901		424	3,813	—	4,236	205
Walgreens VIII	Orchard Park	NY	3,309		615	5,532	—	6,147	296
Walgreens VIII	Penn Yan	NY	4,338		567	3,212	—	3,779	172
Walgreens VIII	Plattsburgh	NY	3,740		1,048	5,940	—	6,989	317
Walgreens VIII	Syracuse	NY	3,628		1,346	5,385	—	6,731	288
Walgreens IX	Martinsville	VA		(6)	237	4,496	—	4,733	225
Walgreens X	Ottumwa	IA		(6)	183	3,470	—	3,653	156
Walgreens X	Mansfield	OH	—	(6)	397	3,576	—	3,973	161
Walgreens XI	Amite	LA		(8)	431	3,878	—	4,309	155
Walgreens XII	Forest	MS	—		—	3,734	—	3,734	145
Walgreens XIII	Acworth	GA	—		1,483	2,754	—	4,236	96
Walgreens XIII	Lithia Springs	GA	—		632	3,581	—	4,213	125
Walgreens XIV	Morgan City	LA	—		520	2,946	—	3,466	88
Walgreens XV	Elkhart	IN	—		427	3,843	—	4,270	115
Walgreens XVI	Brooklyn	NY	—		3,404	6,321	—	9,725	190
Walgreens XVI	Brooklyn	NY	—		—	4,556	—	4,556	137
Walgreens XVI	Queens	NY	—		—	4,862	—	4,862	146
Walgreens XVI	Flushing	NY	—		6,390	6,390	—	12,781	192
Walgreens XVI	Flushing	NY	—		—	4,535	—	4,535	136
Walgreens XVI	Patchogue	NY	—		1,708	6,834	—	8,542	205
Wawa	Allentown	PA		(6)	2,791	6,513	—	9,304	353
Wawa	Yorktown	VA		(6)	1,544	4,631	—	6,175	251
Whirlpool	Iowa City	IA		(10)	2,559	14,500	—	17,058	590
Whirlpool II	Marion	OH	—		1,013	19,239	—	20,252	196
Wrangler	El Paso	TX		(10)	1,549	13,942	—	15,491	567
Encumbrances allocated based on notes below			207,052
Total			673,978		$325,458	$1,528,962	$—	$1,854,420	$80,899

(1)                 These properties collateralize a $6.5 million mortgage note payable of which $6.5 million was outstanding as of December 31, 2011.

(2)                 These properties collateralize a $19.6 million mortgage note payable of which $19.6 million was outstanding as of December 31, 2011.

(3)                 These properties collateralize a $24.7 million mortgage note payable of which $24.7 million was outstanding as of December 31, 2011.

(4)                 These properties collateralize a $51.6 million mortgage note payable of which $51.6 million was outstanding as of December 31, 2011.

(5)                 These properties collateralize a $11.4 million mortgage note payable of which $11.4 million was outstanding as of December 31, 2011.

(6)                 These properties collateralize a $17.6 million mortgage note payable of which $17.6 million was outstanding as of December 31, 2011.

(7)                 These properties collateralize a $11.5 million mortgage note payable of which $11.5 million was outstanding as of December 31, 2011.

(8)                 These properties collateralize a $5.6 million mortgage note payable of which $5.6 million was outstanding as of December 31, 2011.

(9)                 These properties collateralize a $14.7 million mortgage note payable of which $14.7 million was outstanding as of December 31, 2011.

(10)             These properties collateralize a $43.8 million mortgage note payable of which $43.8 million was outstanding as of December 31, 2011.

Each location is a single tenant, freestanding property. Each of our properties has a depreciable life of 40 years. Acquired intangibles in the amount of $271.8 million are not allocated to individual properties as reflected in the table above. The accumulated depreciation column excludes $20.7 million of amortization associated with acquired intangible lease assets.

A summary of activity for real estate and accumulated depreciation for the years ended December 31, 2011, 2010 and 2009 (amounts in thousands):

	Year Ended December 31,
	2011	2010	2009
Real estate investments, at cost:
Balance at beginning of year	$774,400	$299,718	$148,322
Additions- acquisitions and improvements	1,080,640	475,436	151,396
Deductions- cost of real estate sold	(620)	(754)	—
Balance at end of the year	$1,854,420	$774,400	$299,718
Accumulated depreciation and amortization:	—
Balance at beginning of year	$26,263	$9,115	$2,534
Depreciation expense	54,683	17,200	6,581
Real estate sold	(47)	(52)	—
Balance at end of the year	$80,899	$26,263	$9,115